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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports on the consolidated financial statements of Snyder Communications, Inc., the combined financial statements of SNC and the combined financial statements of Circle.com dated February 18, 2000 (except with respect to the matter discussed in Note 21 of the consolidated financial statements of Snyder Communications, Inc., Note 17 of the combined financial statements of SNC and Note 12 of the combined financial statements of Circle.com, as to which the date is February 20, 2000) included in Snyder Communications, Inc.'s Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement. We further consent to the incorporation by reference in this registration statement of our reports dated February 18, 2000 regarding the financial statement schedules of Snyder Communications, Inc., SNC and Circle.com included in Snyder Communications, Inc.'s Form 10-K for the year ended December 31, 1999.

                                          ARTHUR ANDERSEN LLP

Vienna, Virginia
August 9, 2000